UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 9, 2020
Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(800) 361-6312

Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On September 9, 2020, Body and Mind Inc. (the “Company”) issued a news release to report that its wholly-owned subsidiary, NMG OH 1, LLC, has now received all approvals and final license and name transfer from the Ohio Department of Pharmacy for The Clubhouse dispensary located in Elyria, Ohio.

“This second license transfer in less than a month furthers our strategy of expanding the Body and Mind brand and operational expertise to targeted limited license markets,” stated Michael Mills, CEO of Body and Mind. “We have been operating The Clubhouse since opening in early 2019 and look forward to rebranding as a Body and Mind dispensary and consolidating the Elyria, Ohio retail operations. The Company is continuing with development of the Ohio provisional production license and a long-term lease and a local conditional use permit have been secured. We continue to expand our offerings into new states, and we are looking forward to bringing our Body and Mind branded offerings to the Ohio market.”

The Clubhouse dispensary opened in February 2019 and was one of the early dispensaries to open in Ohio shortly after the first legal sales of cannabis in Ohio. The dispensary is located in Elyria, Ohio, roughly 30 minutes West of Cleveland with approximately 1.7 million people who live within 30 miles and approximately 3.28 million who live within 50 miles of the dispensary according to 2010 census data from Censusviewer.

Ohio is the 7th most populous state with an estimated population over 11.5 Million in 2019 according to the US Census Bureau. The Ohio Board of Pharmacy has awarded 57 provisional dispensary licenses and, as of August 25, 2020, The Ohio Medical Marijuana Control Program outlines there were 51 dispensaries in receipt of a certificate of operation. In response to the COVID pandemic. The Ohio Board of Pharmacy implemented temporary rules in April 2020 to allow online ordering and curbside pickup and also simplified the calculations of the amount of product patients could possess during a 90-day window. To limit contact, customers who are registered with the dispensary can order on-line for express pickup and the Company is working with local regulators to add curbside pickup to assist customers.

A copy of the news release is attached as Exhibit 99.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	News Release dated September 9, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: September 9, 2020	By:	/s/ Michael Mills
Michael Mills President, CEO and Director

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